UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

RDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56417	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakeside Corporate Court 5880 Live Oak Parkway, Suite 100 Norcross, Georgia 30093	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RSTN	OTC:QB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 22, 2023, RDE, Inc. (“RDE”), filed a Current Report on Form 8-K reporting that it entered into an Agreement and Plan of Merger dated August 18, 2023 (the “Merger Agreement”), subject to a number of closing conditions. This Amendment No. 1 to the Current Report on Form 8-K/A amends the prior disclosure to disclose (i) a change in the payment terms of the Merger Agreement, (ii) the closing of the Merger Agreement effective December 29, 2023, and (iii) that the financial statements required under Item 9.01 of this Current Report on Form 8-K/A will be filed within 71 days from the date of filing of this Current Report on Form 8-K/A or as part of RDE’s financial statements in its Annual Report on Form 10-K for its fiscal year ended December 31, 2023.

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, the registrant (“RDE”), completed the merger with CardCash Exchange, Inc. (“CardCash”) under the terms of an Agreement and Plan of Merger dated August 18, 2023 (the “Merger Agreement”) that was amended to change the $2,000,000 cash payment to a payment of $500,000 rather than $1,000,000 at closing, and in place of the balance of $1,000,000 being paid in the form of a two year promissory note that the new balance of $1,500,000 would be paid as follows: $750,000 in the form of a promissory note due and payable on the second anniversary of the December 29, 2023 closing date and bearing simple annual interest of 5% and $750,000 to be paid upon the earlier of (a) the completion of the firm commitment underwriting by Maxim Group of RDE’s initial public offering (currently anticipated to be for an amount equal to approximately $15,000,000) to allow RDE to become listed on the Nasdaq Capital Market following the closing and (b) the first anniversary of the closing date. In accordance with the terms of the Merger Agreement prior to this amendment, RDE also issued to CardCash shareholders 6,108,007 restricted shares of RDE common stock. As set forth in the Current Report on Form 8-K filed August 22, 2023, by RDE, Elliot Bohm, President of CardCash prior to the merger with RDE, remains as President of CardCash following the closing of the merger and has joined the Board of Directors of RDE as well as serving as a member of the Board of Directors of CardCash. Marc Ackerman, Chief Operating Officer of CardCash prior to the merger with RDE, continues to serve as Chief Operating Officer of CardCash following the closing of the merger.

RDE intends to file the financial statements of CardCash and the pro forma financial information required under Item 9.01 within the 71 days from the date of filing of this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2024	RDE, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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